QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

August 6, 2003

Golden Star Resources Ltd.
10579 Bradford Road, Suite 103
Littleton, CO 80127-4247
USA

Dear Sirs:

Re: Qualifying Report on the Bogoso-Prestea Project, Ghana

Associated Mining Consultants Ltd. (AMCL) and Messrs. Keith McCandlish, P.Geol. and Alan L. Craven, P.Eng. consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-33237), as amended (the "Registration Statement"), of Golden Star Resources Ltd. (the "Company") and any prospectuses or any amendments or supplements thereto of the statements of reserves, production and mineral deposits at the Bogoso and Prestea properties by reference to the Annual Report of the Company on Form 10-K for the year ended December 31, 2002 included in reliance on our Qualifying Report on the Bogoso-Prestea Project, Ghana, dated December 13, 2001, prepared by Keith McCandlish, P.Geol., and Alan L. Craven, P.Eng. We also consent to the reference to us under the heading "Experts" in such Registration Statement and any prospectus.

Yours Sincerely,

ASSOCIATED MINING CONSULTANTS LTD.

/s/ Keith McCandlish
Keith McCandlish, P.Geol.
Manager of Mineral Services

/s/ Alan L. Craven
Alan L. Craven, P. Eng.
Vice President and General Manager

QuickLinks

  Exhibit 23.2